2019 Annual Stockholders Meeting May, 8 2019 www.ADOMANIelectric.com NASDAQ: ADOM “Providing healthier air for all while reducing dependency on fossil fuels.” EXHIBIT 99.1

This presentation has been prepared by ADOMANI, Inc. (the “Company”) for discussion purposes only and should not be considered as an offer or invitation to subscribe for or purchase any securities in the Company or as an inducement to make an offer or invitation with respect to those securities. No agreement to subscribe for securities in the Company will be entered into on the basis of this presentation or any information, opinions, or conclusions expressed in the course of this presentation. This presentation is not a prospectus or other offering document under U.S. law or under any other law. This presentation contains general summary information and does not take into account the investment objectives, financial situation, and particular needs of any individual investor. This presentation contains, in addition to historical information, certain forward-looking statements that are based the Company's current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of the Company's management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Any forward looking statements made in this presentation speak only as of the date on which it is made. The Company is under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. For historical information relating to the Company, you should consider the information contained in our filings with the U.S. Securities and Exchange Commission, (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2018, and particularly in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” as well as the Company's subsequent filings with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to market size and growth and other data about the Company's industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of the Company's future performance and the future performance of the markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk. By attending or receiving this presentation you acknowledge that you will be solely responsible for your own assessment of the market and the Company's market position and that you will conduct your own analysis and be solely responsible for forming your own view of the potential future performance of the Company's business. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Company's capital stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Disclaimer

ADOMANI
Zero-Emission Vehicles

1st Quarter 2019 Review

TRAVEL AND CONTACTS MADE

- Rick Eckert & Jim Reynolds traveled to Manila, Philippines to meet with the U.S. Consulate for Commercial Development, Bank of the Philippines, Business Development of the Philippines, Del Monte Bus Company, Taxi Cab Authority and Transportation Department and with other agencies and potential end users.

- Rick & Jim were joined by Kevin Kanning in China and visited multiple factories in search of Importable All-Electric vehicles. The priorities were: Cargo Vans, Passenger Vans, Class 4 & 5 trucks and an 8-10 meter passenger bus. Many new contacts were made with the help of JFP (Jack Perkowski and his team). Several quotes and NDA's have been received and we are moving forward with narrowing down the list of potential suppliers, and products for importation and sale in the North American market.

- Rick, Jim & Kevin traveled to Georgia to meet with Panoz Engineering. Dan Panoz was introduced to ADOMANI through JFP.
    - 6 completed products and an electrified chassis were reviewed and the ADOMANI team came away with 2 completed products we can sell, and requested a quote for the electrified chassis with the possible uses for school buses, Jeepneys (for the Philippines) and other uses that may arise.



e-trike

CARGO VAN





CLASS 4 TRUCK

MTU-6





SURGE

3

1st Quarter 2019 Review (continued) OPPORTUNITIES Received new orders in 2019 from Blue Bird for 63 drivetrains that brought our backlog to $16,720,000, net of shipments, plus $2,114,000 school buses, and $66,000 for e-trikes, a total of $18,900,000 as of April 30, 2019. From the Philippines trip we received an order for 250 e-trikes for $1,650,000. We agreed to build (fund) the first 10-units and develop a BOM, build process and review results before committing to a build schedule for the balance. We believe that the balance will be built over a 24-month period but this could be accelerated based on market acceptance. There are over 3,500,000 e-trikes in the greater Manila. This agreement will sell the e-trike itself and then lease the batteries on a daily basis.   ADDITIONAL CONTRACTS Engaged Roger Howsmon as sales consultant effective 2/1/19. Zeem Solutions: We signed a dealer agreement whereas Zeem would act as a selling agent for ADOMANI and ADOMANI would pay Zeem a commission and a bonus for reaching certain milestones.

Target Industries and Market Segments Utilities Construction Delivery Service & Delivery Fleets Freight & Logistic Fleets Warehouse Operators Public & Private Schools State, City, and Counties Oil, Gas & Mining Agriculture Farming Heavy Duty Trucks Light Duty Trucks, Cargo Vans, & Shuttles Port Vehicles Forklifts School Buses Transit Vehicles Haul Trucks Tractors

Revenue & Backlog As of and for the year ended December 31, 2017 As of and for the year ended December 31, 2018 DOE $425,000 $974,192 Lion Bus - $225,000 Drivetrains - $3,800,000 Other - $12,296 Total $425,000 $5,011,485 Backlog $380,000 $8,574,154

Revenue & Backlog (continued) As of and for the three months ended March 31, 2019 As of April 30, 2019 (Backlog only) DOE $14,154 Lion Bus - Drivetrains $380,000 Other $12,296 Total $420,320 Backlog $12,944,154 $18,900,000

Analyst Summary (A): AT 4/30/19 Price Target Projected Annual Revenue (Millions) Backlog as of April 30, 2019 Amount Backlog Exceeds Analyst Projections of Annual Revenue for 2019 (Millions) Firm 2018 2019 2020 Ascendiant $1.50 $6.6 $13.3 15.0 $18.9 $5.6 H.C. Wainwright $3.00 $6.8 $15.9 $40.4 $18.9 $3.0 Roth Capital $2.00 $7.5 $15.0 $40.0 $18.9 $3.9 Consensus $14.7 $31.8

Approximately 2.9 million Class 3-5 trucks in US Market (A) Approximately 1.5 million Class 6-7 trucks in US Market (A) Class 3 truck sales were approximately 301,000 units in US & Canada Market in 2018 (B)(C) Class 4-7 truck sales were approximately 237,000 units in US & Canada Market in 2018 (B)(C) Segment Advantages – Light Duty Trucks (A) (B) (C) http://cv.informa.com/wp-content/uploads/Fleet-Owner-Solutions-Guide-2017.pdf https://www.statista.com/statistics/261416/class-3-8-truck-sales-in-the-united-states/ https://cta.ornl.gov/vtmarketreport/pdf/chapter_4_heavy_trucks.pdf https://www.trailer-bodybuilders.com/market-stats/december-bump-caps-2018-truck-sales-boom/gallery?slide=1 (D)

California Energy Commission Volkswagen Mitigation Fund ERIG Rebate Grants Program (Texas) Carl Moyer Grant HVIP (California) Ohio Diesel Mitigation Fund HGAC Clean Vehicles Program (Texas) Available Funding $75M Available. $130M Available. $10M Available. $250M Available. $121M Available. $15M Available. $10M Available. School Bus Electric Vehicles & Infrastructure Electric Trucks & Vans Alternative Fuel Vehicles Alternative Fuel Vehicles, Focus on Electric Alternative Trucks & Vans Alternative Vehicles, Trucks & Vans

Electric Fleet Value Conversion of older fleets to ZEVs or selecting new electric vehicles significantly reduces the major air pollutants (NOX, SOX, PM2.5, PM10, VOCs, and CO) that are emitted from traditional internal combustion engines. These air pollutants are linked to respiratory and cardiovascular diseases as well as premature deaths, especially in vulnerable populations like children and the elderly and cost billions / year. ZEVs directly enhance the health and well-being of drivers, passengers, and ultimately all of those who live and work in the communities where vehicles operate. Converting fleets to electric also helps providers stay compliant with current and potential future local, state, and federal environmental and emission regulations. SOCIAL AND ENVIRONMENTAL HEALTH REASONS FOR ELECTRIC BUSES “Fueling” with electricity is less costly and the prices are more stable than traditional liquid or gaseous fuels. We estimate school buses may see up to $10,000-$12,000 reductions in fuel costs per bus per year based on miles traveled and $3.78/gallon for cost of diesel. Overall maintenance costs and hazardous waste handling costs, such as those for oil changes and disposal, can be reduced or completely eliminated. We estimate first year maintenance cost savings are expected to be $2,000-$4,000 / year; $4,000-$6,000 / year thereafter. Many benefits from local air district, state and federal financial incentives in the form or rebates, tax credits or carbon credits make the purchase of ZEVs cost-effective, if available, and range from $20,000-$400,000 per vehicle. The amounts vary by vehicle and by state. ECONOMIC REASONS FOR ELECTRIC BUSES

Current Product Line - Up Cargo Van CLASS 3 & 4 TRUCKS CLASS 5 TRUCKS

Available Products NEV MTU-6

Coming Soon CLASS 4 & 5 TRUCK e-trike 10 - METER PASS BUS = TBD PASSENGER VAN

September 2018 Bellflower EVB Training at A-Z Bus Sales

August 2018 California Energy Commission Tour Sacramento, California

October 2018 Green CA Schools & Colleges Summit Pasadena, California

February 2019 International visit to China & Philippines

February 2019 International visit to China & Philippines

February 2019 International visit to China & Philippines

April 2019 ACT Expo, Long Beach, California

April 2019 ACT Expo, Long Beach, California

Mike Menerey CFO – Financial Overview

Historic Net Loss - Consolidated Year ended December 31,

Historic Balance Sheet - Consolidated December 31,

Historic Operating Cash Flows Year ended December 31,

Closing Remarks and Open Discussion